UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018 (March 4, 2018)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal, Suite 1500 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

312-517-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K amends Item 5.02 of the Current Report on Form 8-K filed on March 6, 2018 (the “Original Filing”) to correct a numerical error in the disclosure relating to Mr. Small’s equity awards and options. No other changes have been made to the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 4, 2018, Oakleigh Thorne, age 60, commenced serving as the President and Chief Executive Officer of Gogo Inc. (the “Company”). Mr. Thorne served as a member of the board of directors of Aircell, the Company’s predecessor, from 2003 to 2007 and as a member of the board of directors of the Company since 2006. Mr. Thorne will remain a director of the Company. Mr. Thorne current serves as the CEO of Thorndale Farm, L.L.C., which oversees investment of Thorne family assets. From 1996 to 2009, Mr. Thorne served as the Co-President of Blumenstein / Thorne Information Partners, L.L.C., a private equity and venture capital firm. From 2000 to 2007, Mr. Thorne served as Chairman and CEO of eCollege.com, a then-publicly traded provider of outsourced eLearning solutions, and he previously served as CEO of Commerce Clearing House Inc. and as a director of ShopperTrak. Mr. Thorne currently serves as a director of Helix Education, Inc., in addition to various charitable organizations. Mr. Thorne has no family relationships with any of our directors or executive officers. We are party to a registration rights agreement, dated December 31, 2009 (the “Registration Rights Agreement”), with certain stockholders of the Company, including certain entities affiliated with Mr. Thorne, which provides such stockholders demand and piggyback registration rights under the Securities Act of 1933, as amended, with respect to shares of our common stock. The Registration Rights Agreement provides that the Company pay the registration expenses, other than underwriting discounts and commissions and certain counsel or advisor fees as described therein, of the shares registered pursuant to the demand and piggyback registrations. Other than the Registration Rights Agreement, there are no relationships between the Company or its subsidiaries, on the one hand, and Mr. Thorne, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K.

On March 4, 2018, Mr. Thorne also resigned from the Compensation Committee (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Company’s Board of Directors, effective immediately.

In connection with his appointment as President and CEO, the Company has entered into an employment agreement with Mr. Thorne, dated March 4, 2018. The employment agreement sets Mr. Thorne’s annual base salary at $700,000, which salary shall be reviewed at least annually. Mr. Thorne’s salary shall not be reduced other than as part of an overall compensation reduction at the Company that impacts the salaries of all executives, and in such case the reduction shall not exceed 10% of his then-current base salary. The employment agreement specifies that Mr. Thorne is eligible for an annual bonus with a target of 100% of base salary, with the amount of such bonus to be determined by the Compensation Committee. Mr. Thorne’s employment agreement also provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs, in accordance with the terms of such arrangements.

Mr. Thorne will receive a $150,000 cash payment to cover his relocation-related expenses and will be reimbursed for up to $25,000 of his legal expenses in connection with the negotiation of the terms of his employment. In addition, Mr. Thorne has been granted the following equity awards (i) options to purchase 700,000 shares of Company common stock, of which 25% vest on the first anniversary of the grant date, and the remaining 75% vest monthly over the following three years, and (ii) a long-term incentive award of an aggregate 200,000 shares of Company common stock, consisting of (a) options to purchase 86,750 shares and 13,250 restricted stock awards, each vesting in four equal annual installments beginning on the first anniversary of the grant date, and (b) 13,250 performance stock units and performance options to purchase 86,750 shares, each vesting in four equal annual installments beginning on the first anniversary of the grant date but subject to the additional vesting condition that the closing price of Company common stock equal or exceed $25 per share for 30 consecutive trading days at some time during the four years following the date of grant. Additionally, commencing in 2019, Mr. Thorne will be eligible to participate in the Company’s annual equity award program, as approved by the Compensation Committee of the Board of Directors, on terms consistent with those of other members of senior management.

Mr. Thorne’s employment is for no specific term and either the Company or Mr. Thorne may terminate Mr. Thorne’s employment at any time, with or without cause. If Mr. Thorne’s employment is terminated by the Company without cause or if Mr. Thorne resigns for good reason, Mr. Thorne will not be entitled to severance but, subject to Mr. Thorne executing a general release of all claims against the Company and to his continued compliance with the restrictive covenants in the employment agreement, he will be entitled to (i) a pro rata portion of his annual bonus for the fiscal year in which his termination occurs based on actual results for such year, (ii) continued vesting of the options and any other equity awards then held by Mr. Thorne on the schedule set forth in the applicable option or other equity award agreement for 12 months following his termination, and (iii) continued exercisability of any vested options then held by Mr. Thorne for 12 months following his termination. He would also be entitled to payment of any earned but unpaid salary and any business expenses incurred but not reimbursed. Mr. Thorne is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company.

On March 4, 2018, Michael Small, Chief Executive Officer and Director of the Company, stepped down from his positions as President and Chief Executive Officer of the Company and resigned his position as a member of the Company’s Board of Directors, effective immediately. Pursuant to a Separation Agreement, dated March 4, 2018, between the Company and Mr. Small, Mr. Small will receive the compensation and benefits payable under his Employment Agreement, dated July 29, 2010 (the “Employment Agreement”), for a termination of employment without Cause or for Good Reason (as such term is defined in the Employment Agreement), as well as certain other benefits. Under the separation agreement, Mr. Small will receive (i) a payment of $58,333 in lieu of the requirement to provide 30 days’ notice of termination, (ii) payment of his accrued and unpaid annual bonus for 2017, (iii) a severance payment of $700,000, (iv) an additional payment of $250,000, (v) reimbursement for COBRA health insurance premiums for 12 months and (vi) reimbursement of up to $25,000 of his legal expenses in connection with the negotiation of the terms of his separation. In addition, subject to Mr. Small’s continued compliance with his restricted covenant agreements, Mr. Small will receive (a) continued vesting of his outstanding and unvested equity awards through March 14, 2019, (b) full vesting of remaining unvested time-vesting restricted stock and time-vesting options on March 14, 2019, and (c) continued exercisability of his vested options through the earlier of March 14, 2020 and the expiration date of the options. Each of the foregoing payments and benefits are contingent on Mr. Small executing a general release of all claims against the Company.

A copy of the Company’s press release regarding these events is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 5, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Marguerite M. Elias
Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Date: March 6, 2018